EXHIBIT 99.1

FOR IMMEDIATE RELEASE

E*TRADE FINANCIAL Media Relations Contact

Pam Erickson
617-296-6080
pam.erickson@etrade.com

E*TRADE FINANCIAL Investor Relations Contact

Brett Goodman
646-521-4406
brett.goodman@etrade.com

MacKenzie Partners, Inc., Exchange Agent

Jeanne Carr
212-929-5916
jcarr@mackenziepartners.com

E*TRADE FINANCIAL ANNOUNCES DEBT EXCHANGE OFFER AND CONSENT SOLICITATION

New York, NY, June 22, 2009 – E*TRADE FINANCIAL Corporation (NASDAQ: ETFC) today announced the launch of its debt exchange offer for certain of its outstanding high-yield notes (the “Exchange Offer”), on the terms and subject to the conditions set forth in the Offering Memorandum and Consent Solicitation dated June 22, 2009 (the “Offering Memorandum”) and the related letter of transmittal (the “Letter of Transmittal”).  The consummation of the Exchange Offer will be subject to certain conditions, including the closing of the Company’s previously announced registered public offering which priced on June 18, 2009, shareholder approval and regulatory approval.  Affiliates of Citadel Investment Group L.L.C. (“Citadel”), the Company’s largest stock and bond holder, have agreed to participate in the Exchange Offer.

The Company is offering to exchange more than $1 billion of newly-issued zero coupon Convertible Debentures due 2019 (the “Debentures”) for all of its 8% Senior Notes due 2011 (the “2011 Notes”) and a portion of its 12.5% Springing Lien Notes due 2017 (the “2017 Notes”, and together with the 2011 Notes, the “Notes”).  The Company is offering to exchange $1,000 principal amount of Debentures for every $1,000 principal amount of the Notes tendered in the Exchange Offer.  The Exchange Offer is designed to significantly reduce the Company’s debt service burden by eliminating interest costs relating to those debt securities that are exchanged and lengthening the weighted-average maturity of its debt securities.  The Debentures will have a maturity of 10 years and will be convertible into shares of common stock at an initial conversion price of $1.0340 per share for Class A Debentures and $1.5510 per share for Class B Debentures, which is 150% of the initial conversion price of the Class A Debentures.  The terms of the Class A Debentures and the Class B Debentures will be identical except for the initial conversion price.

Holders of the Notes that have tendered and not validly withdrawn their notes by midnight, New York City time, on July 1, 2009, will receive Class A Debentures and holders that tender their notes after such time and before the expiration of the Exchange Offer, will receive Class B Debentures.  The Exchange Offer will expire at midnight, New

York City time, on the date of the vote at the special shareholder meeting the Company will call to approve the issuance of the exchange consideration in the Exchange Offer under applicable NASDAQ Marketplace Rules, the issuance of up to 365 million shares of common stock in additional debt exchange offers and to increase the authorized shares of Company common stock, among other things (the “Special Meeting”), which is expected to occur in mid-August.

Citadel has agreed to tender an aggregate principal amount of at least $800 million face value of the Company’s long-term debt, including not less than $200 million face value of the 2011 Notes and not less than $600 million, nor more than $1 billion face value of the 2017 Notes, subject to reduction under certain circumstances.  The Company is offering to exchange all of its 2011 Notes and up to $310 million of its 2017 Notes not held by Citadel on the same terms.

In connection with the Exchange Offer, the Company will solicit consents to amendments and waivers of certain provisions of the indentures governing the Notes during the period ending at midnight, New York City time, on July 1, 2009 (the “Early Tender Period”), unless extended.  If the required consents are obtained, the Company will pay to holders that deliver a consent during the Early Tender Period, but do not tender the related Notes, a consent fee of $5.00 per $1,000 principal amount of Notes to which such consent relates.  Holders tendering their Notes during the Early Tender Period will be automatically deemed to have delivered consent to each such amendment and waiver, and to have waived any consent fee, in each case as to their tendered Notes.  Approval of the amendments requires, in each case, consent of a majority of the outstanding series of Notes, both including and excluding Notes held by Citadel.  Citadel has agreed to tender Notes or provide consent as necessary to ensure that consents with respect to a majority of the aggregate principal amount of each of the 2011 Notes and 2017 Notes are delivered by the end of the Early Tender Period, and has waived its right to a consent fee with respect to any and all such Notes unless the exchange offer is not consummated.

The complete terms and conditions of the Exchange Offer are set forth in the Offering Memorandum and the Letter of Transmittal that are being sent to holders of the Notes. Holders are urged to read the Offering Memorandum and the Letter of Transmittal carefully when they become available. The Company’s ability to execute the Exchange Offer requires, among other things, shareholder approval at the Special Meeting.  In addition to approval by shareholders, the extent of Citadel’s participation in the Exchange Offer is subject to approval from E*TRADE’s primary federal banking regulator, the Office of Thrift Supervision.

J.P. Morgan Securities Inc. has been retained as the Company’s exclusive financial advisor in connection with the Exchange Offer.  The Company is paying customary fees for these services and has agreed to indemnify it for certain liabilities.  J.P. Morgan Securities Inc.’s compensation for its advisory services with respect to the Exchange Offer is in no way contingent on the results or the success of the exchange offer or consent solicitation relating to any outstanding notes, and J. P. Morgan Securities Inc. has not been retained to, and will not, solicit acceptances of the Exchange Offer or consents to any outstanding notes or make any recommendations with respect thereto.

In connection with the Special Meeting, E*TRADE FINANCIAL Corporation will file a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) and expects to file and mail a definitive proxy statement to shareholders as soon as practicable.  Shareholders are advised to read the definitive proxy statement because it will contain important information about the proposals to be presented and voted upon.  Shareholders may also obtain a copy of the definitive proxy statement and any other relevant documents filed by E*TRADE FINANCIAL Corporation for free at the SEC web site at www.sec.gov.  The definitive proxy statement and other documents also may be obtained for free from E*TRADE FINANCIAL Corporation, Attn: Corporate Secretary, 135 East 57th Street, New York, New York, 10022.

E*TRADE FINANCIAL Corporation and its directors, executive officers and other members of management and employees may be deemed participants in the solicitation of proxies in connection with the Special Meeting.  Information concerning the interests of these persons, if any, in the matters to be voted upon is set forth in the proxy statement.

About E*TRADE FINANCIAL
The E*TRADE FINANCIAL family of companies provides financial services including trading, investing and related banking products and services to retail investors.  Securities products and services are offered by E*TRADE Securities LLC (Member FINRA/SIPC).  Bank products and services are offered by E*TRADE Bank, a Federal savings bank, Member FDIC, or its subsidiaries.

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Important Notices

E*TRADE FINANCIAL, E*TRADE and the E*TRADE logo are trademarks or registered trademarks of E*TRADE FINANCIAL Corporation.

Forward-Looking Statements.  The statements contained in this news release that are forward looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially.  Such statements include those relating to the ability of the Company to complete the public offering and the Exchange Offer, reduce debt service burden by eliminating interest costs and increase equity.  The uncertainties and risks include, but are not limited to, potential negative regulatory consequences resulting from actions by the OTS or other regulators, potential failure to obtain regulatory and shareholder approval for the Exchange Offer and related matters.  Additional uncertainties and risks affecting the business, financial condition, results of operations and prospects of the Company include, but are not limited to, potential changes in market activity, anticipated changes in the rate of new customer acquisition, the conversion of new visitors to the site to customers, the activity of customers and assets held at the institution, seasonality, macro trends of the economy in general and the residential real estate market, instability in the consumer credit markets and credit trends, rising mortgage interest rates, tighter mortgage lending guidelines across the industry, increased mortgage loan delinquency and default rates, portfolio growth, portfolio seasoning and resolution through collections, sales or charge-offs, the development and enhancement of products and services, competitive pressures (including price competition), system failures, economic and political conditions, including changes to the U.S. Treasury’s Troubled Asset Relief Program, changes in consumer behavior and the introduction of competing products having technological and/or other advantages.  Further information about these risks and uncertainties can be found in the “Risk Factors” section of our preliminary prospectus supplement dated June 17, 2009 and in the information included or incorporated in the annual, quarterly and current reports on Form 10-K, Form 10-Q and Form 8-K previously filed by E*TRADE FINANCIAL Corporation with the SEC (including information under the caption “Risk Factors”).  Any forward-looking statement included in this release speaks only as of the date of this communication; the Company disclaims any obligation to update any information.

© 2009 E*TRADE FINANCIAL Corporation. All rights reserved.